Exhibit 99.2

For Release 6:00am Pacific

May 13, 2013

Clearwire Mails Letter Urging Stockholders to Vote ‘For’ Proposed

Transaction with Sprint

BELLEVUE, Wash. – May 13, 2013 – The Board of Directors of Clearwire (NASDAQ: CLWR) (“Clearwire” or the “Company”) today mailed a letter to stockholders in connection with its proposed transaction with Sprint recommending that stockholders vote ‘FOR’ the proposed transaction. The letter highlights the favorable recommendations of leading proxy advisory services and conveys compelling reasons why this transaction is the best strategic alternative for shareholders by correcting misperceptions in the marketplace.

The full text of the letter follows:

May 13, 2013

Dear Fellow Stockholder:

Like you, I am a holder of Clearwire stock. My family and I have been investors in the Company since 2008.

The decision facing all of us, to approve the transaction with Sprint, requires a realistic analysis of Clearwire’s strategic alternatives. When the facts are distilled and the circumstances surrounding this proposed merger are fairly assessed, I believe that the merger with Sprint is the best strategic alternative for all stockholders because it delivers fair, attractive and certain value, especially in light of Clearwire’s limited alternatives and liquidity constraints.

Clearwire stockholders of record as of the close of business on April 2, 2013, are entitled to vote at the Special Meeting of Stockholders scheduled to occur on May 21, 2013. The Clearwire board unanimously recommends that you vote your shares FOR all of the proposals relating to the transaction with Sprint by returning the WHITE proxy card with a “FOR” vote for all proposals.

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS CLEARWIRE STOCKHOLDERS VOTE ‘FOR’ PROPOSED TRANSACTION WITH SPRINT

Institutional Shareholder Services (“ISS”) is the leading firm that independently advises shareholders. ISS recommends that stockholders vote FOR the proposed Sprint transaction, affirming the board’s conclusion that this combination is the best strategic alternative for Clearwire’s minority stockholders.

In its report dated May 10, 2013, ISS stated:*

“The current [Sprint] offer falls within an appropriate valuation range as determined by evaluating independent analyst price targets, relative share price premia, and precedent transactions for similar spectrum.”

“Because the sales process appears to have been both extensive and well-known in the industry; CLWR’s business is increasingly unviable on a stand-alone basis; the company requires interim financing from Sprint to fund operations and satisfy interest payments…a vote FOR the transaction is warranted.”

ISS has endorsed the process of the strategic and financial review conducted by the Special Committee and the board of directors, and agrees with the recommendation that the Sprint transaction is in the best interests of Clearwire’s non-Sprint stockholders. Clearwire’s standalone prospects are risky and highly uncertain; we urge you to maximize the value of your investment in Clearwire and follow ISS’s recommendation by voting for the Sprint transaction.

THE SPRINT TRANSACTION WAS THE RESULT OF A RIGOROUS MULTI-YEAR

STRATEGIC REVIEW

Over a period of two years, the Clearwire board and management undertook an extensive process to explore strategic and financial alternatives.

Strategic alternatives evaluated and pursued included:

• Additional wholesale partners	• Strategic transactions including partnerships

• A spectrum sale	• Financial restructuring or bankruptcy

• Financing alternatives (debt, equity)

When the potential arose that Sprint might make an offer for the shares of Clearwire that it did not already own, the Clearwire board promptly formed a Special Committee solely comprised of directors independent from Sprint. The Special Committee hired its own legal and financial advisors and conducted a careful and rigorous process, meeting 10 times between its formation and the transaction announcement. The Special Committee carefully examined numerous alternatives, including conducting an extensive market check of potential spectrum acquirers as well as spending significant time with outside advisors to understand the implications and risks associated with a financial restructuring.

It was after completion of this extensive and comprehensive process that both the Special Committee and the entire board of directors unanimously determined that the Sprint transaction was the best alternative for Clearwire’s stockholders.

SPRINT TRANSACTION OFFERS WHAT THE ALTERNATIVES CANNOT:

FAIR, ATTRACTIVE AND CERTAIN VALUE

Our stock has been as low as $0.83 in the last year. The proposed $2.97 per share offer price equates to a total payment to Clearwire minority stockholders of approximately $2.2 billion, representing a:

•	130% premium to Clearwire’s closing share price on October 10, 2012, the day prior to speculation regarding Clearwire’s involvement in the SoftBank-Sprint merger negotiations

•	40% premium to the closing share price on November 20, 2012, the day before Clearwire received Sprint’s $2.60 per share initial non-binding indication of interest

•	31% premium to the price received by Google for its Clearwire Common Stock on March 1, 2012

•	117% premium to the price received by Time Warner for its Clearwire Common Stock on October 3, 2012

In addition, Comcast, Intel, and Bright House Networks – which together own ~13% of Clearwire’s voting shares, or ~26% of non-Sprint voting shares – all significant Clearwire stockholders, have pledged to vote their shares in support of the transaction.

SETTING THE RECORD STRAIGHT

Opponents of the transaction have made a series of assertions that are inaccurate and unsupported. We urge you to look past the false suggestions that Clearwire has numerous viable or attractive alternatives to consider. We want to ensure that all stockholders make an informed decision, so let us set the record straight by correcting the misperceptions regarding the Sprint transaction:

X	Misperception #1: Multi-Customer Case (MCC) is Achievable

✓	Reality: There is significant uncertainty in the achievability and timing of signing an additional wholesale customer of size. With or without a second major customer, Clearwire’s funding gap is significant.

•	MCC is only viable with another major wholesale customer in addition to Sprint;

•	We have aggressively pursued the MCC for the past two years, and approached nearly 100 potential partners without success in securing a major wholesale partner in addition to Sprint; and

•	Without interest from other significant potential customers, the ~$2 billion funding gap in the MCC quickly grows to the ~$4 billion funding gap in the Single Customer Case (SCC)

–	The net proceeds from a sale of spectrum still would not be adequate to fund this shortfall and would not address the need for another large wholesale partner; and

–

Clearwire has limited authorized shares available (fewer than 200 million) for new equity investments, and additional debt financing would likely be expensive and dilutive and create an untenable capital structure.

X	Misperception #2: Implied Spectrum Valuation is Below Market

✓	Reality: Clearwire is unlikely to have buyer interest for all 47 billion MHz-POPs of spectrum above the $0.21/MHz-POP value implied by Sprint proposal.

•	Our exhaustive sale process in 2010 involved contacting 37 parties and did not result in an agreement;

•	Since then, we have engaged in a series of conversations with a number of parties that did not result in any compelling offers, including a market check conducted in December of 2012; and

•

Preliminary, conditional offers from DISH and Verizon are for premium portions of Clearwire’s spectrum: the DISH proposal is for a portfolio comprised of primarily owned spectrum; and the Verizon offer is for leased spectrum primarily in large metro markets.

X	Misperception #3: Terms of Sprint Notes are Unfavorable

✓	Reality: The Note Purchase Agreement with Sprint provides liquidity to Clearwire to continue operations and build out its network during the pendency of the merger.

•	Multiple components contribute to the value of the exchangeable note, including the coupon, the exchange price, and when the notes may be exchanged, which must all be considered together; and

•

The $1.50 exchange rate represents a premium to the unaffected share price prior to the Sprint-SoftBank rumors when Clearwire was speculated to be part of that transaction – Clearwire shares closed at $1.30 on October 10, 2012.

X	Misperception #4: Financial Restructuring/Bankruptcy Would Result in Higher Value for Stockholders

✓	Reality: There is significant uncertainty for stockholders in a financial restructuring filing.

•	The value stockholders could receive in a financial restructuring is subject to many uncertainties, including:

—	The existence of buyers in an auction for the entire Company;

—	The ability to sell the entire spectrum portfolio without flooding the market at non-distressed prices;

—	Potential taxes on spectrum sales which could materially reduce value to stockholders; and

—	Potential damages claims by Sprint which could be substantial and could reduce value to stockholders, among others.

•	The outcome is unlikely to yield value to stockholders exceeding Sprint’s $2.97 per share offer.

X	Misperception #5: Clearwire Should Pursue Path to Independence Offered by Recent Proposals

✓	Reality: Clearwire is evaluating these opportunities, however, there are significant risks and the outcome to shareholders would be highly uncertain.

•

There are significant risks and challenges to the proposed alternatives, which are preliminary and non-binding, and if they cannot be mitigated, it is unlikely they will provide greater stockholder value than the Sprint offer;

•	A spectrum sale does not solve the fundamental need for significant additional revenues, and would not provide sufficient liquidity for operations;

•	Additional financing may be challenging, expensive and dilutive to stockholders, if available at all; and

•	Clearwire’s difficult liquidity situation will put it in a worse position to negotiate any other strategic transaction, and financial restructuring may be the only available alternative.

X	Misperception #6: A Sale of Spectrum Would Provide Sufficient and Immediate Liquidity to Maintain Our Independence

✓	Reality: A spectrum sale would provide limited liquidity to fund operations, and may create additional challenges.

•	The timeframe for closing a spectrum sale would be at least six months after the definitive agreements are signed; would not improve liquidity prior to completion;

•

The gross proceeds of a spectrum sale will be reduced by the net present value of spectrum leases, taxes, and distributions; the remaining amount cannot be freely applied to fund operations, as it must be used to acquire replacement assets or repay debt;

•	There are restrictions on the total amount of spectrum that can be sold without Sprint’s consent; and

•	Clearwire could end up in a worse position by selling a premium portfolio, as the remaining assets would be less desirable, and the sale may reduce potential future demand for our network.

ANALYSTS AND OTHER CREDIBLE COMMENTATORS

RECOGNIZE THE RISKS TO STOCKHOLDERS ABSENT A TRANSACTION

The proposed transaction with Sprint provides a clear solution to the substantial funding gap Clearwire is facing. Absent the Sprint transaction, Clearwire’s prospects of securing the $2-$4 billion in additional funding necessary to continue operations and the LTE build plan are highly uncertain. If the merger agreement terminates as a result of shareholders failing to approve the merger, the remaining Sprint funding would not be available, and without alternative sources of capital we would have to curtail or suspend substantially all of our TDD-LTE network build plan. In such case, we forecast that our cash and short-term investments would be depleted sometime during the first quarter of 2014.

Equity analysts recognize Clearwire’s liquidity constraints, and warn investors of the implications:*

•	“Shareholder disapproval of Sprint deal could result in a liquidity event.” – Jefferies, April 26, 2013

•

“Delays Not Good for Clearwire: The concern is that the complicated scenario surrounding CLWR / Sprint / SoftBank / Dish could delay an ultimate conclusion for CLWR which, given its financial standing, would not be encouraging, in our view.” – Stifel Nicolaus, April 25, 2013

•

“If Clearwire had rejected Sprint's offer, it would not only have lost the only logical buyer of the company but also put its single largest revenue stream in jeopardy for the future.” – Piper Jaffray, December 17, 2012

•

“We believe this transaction is in the best interests of both shareholder bases, providing a substantial premium for Clearwire shareholders while finally putting the conflict between the firms to rest … Clearwire will no longer sit in an awkward position attempting to source additional financing while also building a viable business around the Sprint relationship.” – Morningstar, December 17, 2012

As previously stated, Clearwire believes that securing the additional financing to fund the standalone business plan would be challenging, expensive and highly dilutive to stockholders, if available at all. Moreover, Clearwire is required to obtain the consent of Sprint before entering into new financing arrangements other than those agreed to under the merger agreement.

In addition, our board of directors is actively considering whether to not make the June 1, 2013, interest payment on our approximately $4.5 billion of outstanding debt. If the merger is not completed, we may be forced to explore all available alternatives, including restructuring, which could include seeking protection under the provisions of the United States Bankruptcy Code. We can give you no assurance that in a restructuring you would receive any value for your shares or a value equal to or in excess of the merger consideration.

The Clearwire board urges you not to take that chance.

Please consider all the facts. Don’t be convinced otherwise: the Clearwire board is confident that, absent the Sprint transaction, the Company’s options become increasingly limited and, day by day, the future value for stockholders becomes even more unclear.

MAXIMIZE THE VALUE OF YOUR INVESTMENT IN CLEARWIRE

VOTE “FOR” THE SPRINT TRANSACTION ON THE WHITE PROXY CARD TODAY

The Clearwire board unanimously recommends that you vote your shares FOR all of the proposals relating to the proposed transaction with Sprint by returning the WHITE proxy card with a “FOR” vote for all proposals. The failure to vote or an abstention has the same effect as a vote against the proposed combination. Because some of the proposals required to close the proposed transaction requires the affirmative vote of 75% of all outstanding shares, the votes of all of Clearwire stockholders are important. If stockholders do not approve the proposals related to the proposed combination, there is no assurance that your shares of Clearwire common stock will be able to be sold for the same or greater value in the future.

We urge you to discard any gold proxy cards you may receive, as they were sent by a dissident stockholder. If you previously submitted a gold proxy card, we urge you to cast your vote as instructed on the WHITE proxy card as soon as you receive it. A vote on the WHITE proxy card will revoke any earlier dated proxy card that was submitted, including any white proxy card. If you have questions or need assistance voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or call collect at (212) 929-5500.

On behalf of your board of directors, we thank you for your continued support.

Sincerely,

John Stanton

Executive Chairman of the Board

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward- looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10- K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Clearwire does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire's Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statement regarding the transaction, which was filed by Clearwire with the SEC.

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*	Permission to use quotations was neither sought nor obtained.

Media Contacts:

Susan Johnston, (425) 505-6178

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, (206) 381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

Investor Contacts:

Alice Ryder, (425) 505-6494

alice.ryder@clearwire.com

MacKenzie Partners for Clearwire

Dan Burch or Laurie Connell, (212) 929-5500

dburch@mackenziepartners.com or lconnell@mackenziepartners.com